Exhibit 99.1

SIGA Reports Financial Results for Three and Six Months Ended June 30, 2023

-  In July, SIGA Received U.S. Government Orders for Approximately $113 Million of Oral TPOXX and $25 Million of IV TPOXX® -

- Corporate Update Conference Call Today at 4:30 PM ET

August 8, 2023, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and six months ended June 30, 2023.

“SIGA’s second quarter financial results reflect the continuation of international sales activity that began in mid 2022,” said Phil Gomez, CEO of SIGA. “Importantly, revenues for the first half of 2023 represent only a small percentage of revenues expected for 2023.  In the second half of 2023, the Company expects to generate approximately $113 million of revenues from deliveries of oral TPOXX to the U.S. strategic national stockpile and to generate between $30 million and $45 million of revenues from a broad cross-section of domestic and international deliveries, including deliveries of oral TPOXX to the Department of Defense, IV TPOXX to the U.S. strategic national stockpile and oral TPOXX to international customers.  Such revenues in the second half of the year, when combined with the financial results of the first half of 2023, are expected to generate full year 2023 pre-tax operating income of between $90 million and $100 million.  We are pleased that we are able to consistently meet demand for oral TPOXX, which is driving substantial and increasingly diversified global revenue opportunities at SIGA.”

Summary Financial Results
($ in millions, except per share amounts)

Second Quarter 2023 in comparison to Second Quarter 2022

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022

Total Revenues	$5.9	$16.7
Operating (Loss) Income (1)	($4.6)	$3.1
(Loss) Income before Income Taxes (1)	($3.4)	$3.2
Net (Loss) Income	($2.9)	$2.0
Diluted (Loss) Income per Share	($0.04) per share	$0.03 per share

Six Months Ended June 30, 2023 in comparison to Six Months Ended June 30, 2022

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022

Total Revenues	$14.2	$27.2
Operating (Loss) Income (1)	($6.7)	$1.6
(Loss) Income before Income Taxes (1)	($4.7)	$2.1
Net (Loss) Income	($3.8)	$1.7
Diluted (Loss) Income per Share	($0.05) per share	$0.02 per share
(1) Operating Income / (Loss) excludes, and Income / (Loss) before Income Taxes includes, interest income, and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Recent Developments

On July 27, 2023, the Company announced that the U.S. Department of Health and Human Services placed orders for the delivery of approximately $113 million worth of oral TPOXX® treatment courses and approximately $25 million worth of IV TPOXX® treatment courses.  These orders were made by the exercise of procurement options under SIGA’s 19C contract with the U.S. Government.

Year-to-Date Capital Management Activity

Year to date, the Company has spent approximately $43 million on capital management activities, including a special cash dividend of $0.45 per share and the repurchase of approximately 1.7 million shares of common stock.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Tuesday, August 8, 2023, at 4:30 P.M. ET.

Participants may access the call by dialing 1-888-304-1803 for domestic callers or 1-848-488-9277 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 153003. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, delivering products to the Strategic Stockpile, the enforceability of our procurement contracts, such as the 19C BARDA Contract (the "BARDA Contract"), with BARDA, and responding to the global outbreak of monkeypox (“mpox”). The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the BARDA Contract, not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract, DoD Contract #2 or PEP Label Expansion R&D Contract are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) risks associated with actions or uncertainties surrounding the debt ceiling, (xv) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xvi) risks associated with responding to the current mpox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov.  All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Public Relations
Holly Stevens, Berry & Company
hstevens@berrypr.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$76,213,484	$98,790,622
Accounts receivable	6,026,887	45,406,960
Inventory	50,497,103	39,273,090
Prepaid expenses and other current assets	1,560,626	2,315,672
Total current assets	134,298,100	185,786,344

Property, plant and equipment, net	1,605,222	1,848,314
Deferred tax asset, net	7,591,743	6,250,385
Goodwill	898,334	898,334
Other assets	2,117,360	252,546
Total assets	$146,510,759	$195,035,923
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,081,337	$3,355,268
Accrued expenses and other current liabilities	17,894,986	16,852,781
Income tax payable	11,822	1,309,672
Total current liabilities	18,988,145	21,517,721

Other liabilities	3,448,558	3,358,160
Total liabilities	22,436,703	24,875,881
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,082,944 and 72,675,190, issued and outstanding at June 30, 2023 and December 31, 2022, respectively)	7,109	7,268
Additional paid-in capital	234,873,128	233,957,767
Accumulated deficit	(110,806,181)	(63,804,993)
Total stockholders’ equity	124,074,056	170,160,042
Total liabilities and stockholders’ equity	$146,510,759	$195,035,923

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Product sales and supportive services	$1,263,255	$8,615,765	$6,965,769	$15,936,637
Research and development	4,614,911	8,051,280	7,235,421	11,269,708
Total revenues	5,878,166	16,667,045	14,201,190	27,206,345

Operating expenses
Cost of sales and supportive services	974,420	882,096	2,124,608	5,602,212
Selling, general and administrative	4,425,959	5,874,139	8,661,068	9,585,427
Research and development	5,116,154	6,840,099	10,162,189	10,386,876
Total operating expenses	10,516,533	13,596,334	20,947,865	25,574,515
Operating (loss)/income	(4,638,367)	3,070,711	(6,746,675)	1,631,830
Gain from change in fair value of warrant liability	—	49,559	—	400,663
Other income, net	1,190,705	72,373	2,081,334	95,694
(Loss)/income before income taxes	(3,447,662)	3,192,643	(4,665,341)	2,128,187
Benefit/(Provision) for income taxes	572,186	(1,155,581)	871,608	(452,175)
Net and comprehensive (loss)/income	$(2,875,476)	$2,037,062	$(3,793,733)	$1,676,012
Basic (loss)/income per share	$(0.04)	$0.03	$(0.05)	$0.02
Diluted (loss)/income per share	$(0.04)	$0.03	$(0.05)	$0.02
Weighted average shares outstanding: basic	71,090,642	72,678,333	71,640,784	72,873,366
Weighted average shares outstanding: diluted	71,090,642	73,332,888	71,640,784	73,699,226